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                                                                  Exhibit 23.2


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated September 19, 2005, included in the Annual Report on Form 10-K of Cadmus Communications Corporation for the year ended June 30, 2006, with respect to the consolidated financial statements and schedules of Cadmus Communications Corporation, incorporated by reference in Cenveo, Inc.'s current report on Form 8-K/A dated May 21, 2007.




                                                              /s/ Ernst & Young

Richmond, Virginia
May 21, 2007